CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ServiceNow, Inc. of our report dated January 28, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in ServiceNow, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP
San Jose, California
August 20, 2026
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